Exhibit 2.2

LIMITED WAIVER AND MODIFICATION TO

AGREEMENT AND PLAN OF MERGER

THIS LIMITED WAIVER AND MODIFICATION AGREEMENT (this “Agreement”), dated as of August 3, 2020, to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 29, 2020, by and among Liquidia Technologies, Inc., a Delaware corporation (“Liquidia”), RareGen, LLC, a Delaware limited liability company (“RareGen”), Liquidia Corporation, a newly-formed Delaware corporation and direct wholly owned subsidiary of Liquidia (“HoldCo”), Gemini Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HoldCo (“RareGen Merger Sub”), and PBM RG Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”), solely in its capacity as the Members’ Representative, waives and modifies certain provisions (specified below) of the Merger Agreement pursuant to Section 8.4 of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

WHEREAS, Section 5.3 of the Merger Agreement provides that HoldCo shall, with the assistance of Liquidia and RareGen, prepare and file with the SEC a Registration Statement in connection with the registration under the Securities Act of the shares of HoldCo Common Stock to be issued to the stockholders of Liquidia and the RareGen Members pursuant to the Mergers (such shares to be issued to the RareGen members at the Closing and which are issuable to the RareGen members following the Closing on a contingent basis being referred to herein collectively as the “RareGen Shares”);

WHEREAS, pursuant to Section 8.4 of the Merger Agreement, the Members’ Representative, Liquidia and HoldCo desire to waive the requirement that RareGen Shares shall be registered on the Form S-4 Registration Statement, but register the RareGen Shares on another applicable form with the SEC promptly following the Closing;

WHEREAS, Section 7.2.1 of the Merger Agreement defines “Liquidia Indemnitees” as “HoldCo, Liquidia, and the Liquidia Representatives”;

WHEREAS, Section 5.5.1 of the Merger Agreement defines “Liquidia Representatives” as “Liquidia and its officers, directors and employees (such persons, together with its accountants, consultants, legal counsel, advisors, agents and other representatives)”; and

WHEREAS, the parties desire to clarify and confirm that the reference to “accountants” in the definition of Liquidia Indemnitees does not include the public accountants of HoldCo or Liquidia.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1.            The RareGen Shares shall not be included for registration on the Form S-4 Registration Statement.

2.            With respect to the RareGen Shares, HoldCo shall file as promptly as practicable after the Closing Date, and will use reasonable best efforts to cause to be declared effective by the SEC within 60 days of the Closing Date, a registration statement on Form S-1, Form S-3 or such other form under the Securities Act then available to HoldCo (the “Resale Registration Statement”) providing for the resale by the RareGen Members from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of any or all of the RareGen Shares; provided, that, if any event or circumstance relating to HoldCo or its affiliates, or their respective officers or directors, should be discovered by such Person and which should be set forth in an amendment or a supplement to the Resale Registration Statement, HoldCo shall promptly inform the RareGen Members and cooperate in filing or assist in filing with the SEC or its staff or any other Governmental Entity or officials thereof. HoldCo will furnish to each RareGen Member such number of copies of such Resale Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus included in such Resale Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the RareGen Shares. In connection therewith, if reasonably required by HoldCo’s transfer agent, HoldCo will, promptly after the effectiveness of the Resale Registration Statement, cause an opinion of counsel as to the effectiveness of the Resale Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such RareGen Shares without legend upon sale by the holder of such shares under the Resale Registration Statement. The Resale Registration Statement that HoldCo is responsible for filing with the SEC will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Law. HoldCo will bear any and all expenses incurred in connection with the performance of or compliance with this Section 2. Each of the parties agrees that for purposes of the Merger Agreement: (a) this Section 2 is deemed to be a covenant, agreement and obligation to be performed by HoldCo pursuant to the Merger Agreement; (b) that the Resale Registration Statement is an “Other Filing;” and (c) that the transactions contemplated by this Section 2 are transactions contemplated by the Merger Agreement for all purposes thereunder.

3.            The public accountants of HoldCo and Liquidia are not included as Liquidia Indemnitees pursuant to the Merger Agreement.

4.            Except as affected by this Agreement, the Merger Agreement, including the other provisions Section 5.3 thereof, is unchanged and continues in full force and effect. All references to the Merger Agreement shall refer to the Merger Agreement as modified by this Agreement. This Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

5.            This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a DocuSign, facsimile or portable document format (pdf) transmission shall be deemed to be an original signature for all purposes under this Agreement.

6.            The provisions of Article 9 of the Merger Agreement shall apply, mutatis mutandis, to this Agreement, except that each RareGen Member is intended to be an express third party beneficiary of Section 2 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Limited Waiver to the Agreement and Plan of Merger has been executed by the parties hereto as of the date first set forth above.

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Neal F. Fowler
Name: Neal F. Fowler
Title: Chief Executive Officer

RAREGEN, LLC

By:	/s/ Damian deGoa
Name: Damian deGoa
Title: Chief Executive Officer

LIQUIDIA CORPORATION

By:	/s/ Neal F. Fowler
Name: Neal F. Fowler
Title: Chief Executive Officer

GEMINI MERGER SUB I, INC.

By:	/s/ Neal F. Fowler
Name: Neal F. Fowler
Title: Chief Executive Officer

GEMINI MERGER SUB II, LLC

By:	/s/ Neal F. Fowler
Name: Neal F. Fowler
Title: Chief Executive Officer

PBM RG HOLDINGS, LLC, solely in its capacity as the Members’ Representative

By:	/s/ Damian deGoa
Name: Damian deGoa
Title: Chief Executive Officer